                           REGISTRATION NO. 333-52823
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ---------------------------------
                                CORTLAND BANCORP
             (Exact name of Registrant as specified in its charter)

                       ---------------------------------

             OHIO                                       34-1451118
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                  Identification Number)


                              194 WEST MAIN STREET
                              CORTLAND, OHIO 44410
                                 (330) 637-8040

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 ---------------

                                DEBORAH L. EAZOR
                                CORTLAND BANCORP
                              194 WEST MAIN STREET
                              CORTLAND, OHIO 44410
                                 (330) 637-8040

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             MICHAEL D. MARTZ, ESQ.
                       VORYS, SATER, SEYMOUR AND PEASE LLP
                               52 EAST GAY STREET
                              COLUMBUS, OHIO 43215
                                 (614) 464-6451

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-52823. Therefore, no further registration fee is required.

                                CORTLAND BANCORP
                              194 West Main Street
                              Cortland, Ohio 44410
                                  (330)637-8040

PROSPECTUS                                              1,000,000 COMMON SHARES

                           DIVIDEND REINVESTMENT PLAN

                                  COMMON STOCK
                                  No Par Value

Unless otherwise specified, the information in this Prospectus is set forth as of October 1, 2000. We anticipate that changes will occur in our affairs after that date. We have not authorized anyone to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offer contained in this prospectus. If anyone gives you any information or makes any representation in connection with this offer, you should not rely on it as information that we have authorized. This Prospectus does not constitute an offer to sell our common stock in any state or other jurisdiction where it is unlawful to make such an offer.

In conjunction with this offer, the purchase price of the Common Stock of Cortland Bancorp will be determined by averaging the "bid" and "ask" price for 10 business days. ADDITIONAL PRICE INFORMATION IS AVAILABLE ON PAGE 10.

The Common Stock of the Corporation offered is not the obligation of or guaranteed or endorsed by any bank. It does not constitute a bank deposit. It is not federally insured or protected by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency. Investment in Common Stock of the Corporation, as with any investment in Common Stock, involves investment risks, including the possible loss of principal. ADDITIONAL RISK INFORMATION IS AVAILABLE ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our Common Stock trades on the NASDAQ OTC under the symbol CLDB.

                 The date of this prospectus is October 1, 2000.

                                TABLE OF CONTENTS

RISK                                                                     3
AVAILABLE INFORMATION                                                    3
THE CORPORATION                                                          5
DESCRIPTION OF THE PLAN                                                  5
         Purpose                                                         5
         Advantages                                                      6
         Administration of the Plan                                      6
         Eligibility                                                     6
         Enrollment                                                      7
         Optional Cash Contributions                                     7
         Authorization Forms                                             8
         Date of Record                                                  9
         Payment of Dividends by Cortland Bancorp to The Cortland
         Savings and Banking Company                                     9
         Purchase of Shares                                              9
         Price of Shares                                                 9
         Allocation of Shares                                            10
         Cost of Participation                                           10
         Reports to Participants                                         10
         Certificates Issued to Participants                             10
         Safekeeping of Shares                                           10
         Stock Dividends, Stock Splits and Rights Offerings              11
         Voting of Shares                                                11
         Pledging or Selling of Shares Held in the Plan                  11
         Taxation of Dividends                                           11
         Termination of Participation                                    12
         Common Shares                                                   12
         Use of Proceeds                                                 12
         Limitation of Liability                                         12
         Amendment of Plan                                               13
         Governing Law                                                   13
         Experts                                                         13
SHAREHOLDER AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT                 14
REQUEST FOR SAFEKEEPING                                                  15
SHAREHOLDER AUTHORIZATION FORM FOR OPTIONAL CASH CONTRIBUTION            16

                                      RISK
                                      ----

Management considers interest rate risk to be the Company's principal source of market risk. Interest rate risk is measured as the impact of interest rate changes on the Company's net interest income. The effective management of interest rate risk seeks to limit the adverse impact of interest rate changes on the Company's net interest margin, providing the Company with the best opportunity for maintaining consistent earnings growth.

Certain documents that the Company has previously filed with the Securities and Exchange Commission are incorporated by reference as part of this document. In addition to historical information, these documents may contain forward-looking statements that involve risks and uncertainties. Economic circumstances, the Company's operations and actual results could differ significantly from those discussed in any forward-looking statements. Some of the factors that could cause or contribute to such differences are changes in the economy and interest rates either nationally or in the Company's market area; increased competitive pressures or changes in either the nature or composition of competitors; changes in the legal and regulatory environment; changes in factors influencing liquidity such as expectations regarding the rate of inflation or deflation, currency exchange rates and other factors influencing market volatility; unforeseen risks associated with global economic and financial factors.

                              AVAILABLE INFORMATION
                              ---------------------

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"). Under the Exchange Act, we must file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Copies of these reports, proxy statements and other information can be inspected and copied at:

                  SEC Public Reference Room
                  450 Fifth Street, N. W.
                  Room 1024
                  Washington, D. C. 20549

or at the public reference facilities of the SEC's regional offices located at:

                  500 West Madison Street
                  Suite 1400
                  Chicago, Illinois 60661-2511

or at:

                  7 World Trade Center
                  13th Floor
                  New York, New York 10048-1102

You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also obtain copies of our material by mail at prescribed rates from:

                  Public Reference Section
                  Securities and Exchange Commission
                  450 Fifth Street, N. W.
                  Washington, D.C. 20549

Finally, you may obtain these materials electronically by accessing the Commission's home page on the Internet at:

         http://www.sec.gov
         ------------------

Our common stock trades on the NASDAQ OTC under the symbol CLDB. Reports and other information concerning us should be available for inspection and copying at:

                  NASDAQ National Market
                  1735 K. Street, N. W.
                  Washington, D.C. 20006-1504

This Prospectus does not contain all of the information set forth in the Form S-3 registration statement and attached exhibits ("Registration Statement") which we have filed with the Commission under the Securities Act and to which we refer in this Prospectus.

The SEC allows us to "incorporate by reference" information we file with the SEC. This means:

         -     Incorporated documents are considered part of this Prospectus;
               and
         - We can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below, which have been filed with the SEC:

         -     Our Annual Report on Form 10-K for the year ended December 31,
               1999,
         - Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000,
         -     Our Articles of Incorporation and
         - The description of our Common Stock in our Registration Statement on Form S-3 filed on October 28, 1993 (Registration No. 33-70882).


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

We also incorporate by reference all documents filed with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering.

We will promptly furnish, without charge, a copy of any or all of the information that we have incorporated by reference in this Prospectus upon your written or oral request to:

                  Investor Relations Officer
                  The Cortland Savings and Banking Company
                  194 West Main Street
                  Cortland, Ohio 44410
                  (330) 637-8040

You should rely only on the information incorporated by reference or provided in the Prospectus or any supplement. No one else is authorized to provide you with different information. We are not making an offer of shares of our Common Stock in any State where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our financial condition and results may have changed since that date.

You may also obtain additional information about our Dividend Reinvestment Plan (the "Plan") and its administration from the Investor Relations Officer.

THE CORPORATION: Cortland Bancorp is a financial holding company that owns one hundred percent (100%) of the Cortland Savings and Banking Company (the "Bank"). Cortland Bancorp was incorporated under the laws of Ohio in 1984. The Corporation's primary business is the ownership of the Bank's stock. The Bank is a full service bank, chartered by the State of Ohio, engaged in commercial and retail banking services.

Prior to March 13, 2000, Cortland Bancorp was a bank holding company. The Board of Governors of the Federal Reserve approved the change to a financial holding company on March 13, 2000 .

The address of the Corporation's principal executive office is 194 West Main Street, Cortland, 44410 and the Corporation's telephone number is (330) 637-8040.

                             DESCRIPTION OF THE PLAN

PURPOSE: The Dividend Reinvestment Plan described in this Prospectus offers persons who are record holders of Cortland Bancorp common stock an opportunity to increase their holdings conveniently and economically by automatically reinvesting the cash dividends received on their common shares. The Cortland Savings and Banking


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

Company, as Transfer Agent, will use your dividends to purchase whole and fractional shares of common stock and will credit them to your account. The Corporation, at its discretion, may use treasury shares or authorized but unissued shares to complete purchases under the Plan. Shares of common stock purchased under the Plan from treasury or authorized but unissued shares will provide the Corporation with additional funds for general corporate purposes. The Board of Directors can vote to limit or suspend the Plan at any time.

ADVANTAGES: There are no service charges for purchases of shares under the Plan. All dividends are invested because the Plan allows fractional as well as full common shares to be credited to the account. A statement will be mailed to each participant following the payment of a dividend.

This Plan does not promise or guarantee the declaration and distribution of any future dividends by the Corporation.

ADMINISTRATION OF THE PLAN: The Cortland Savings and Banking Company, a bank organized under the laws of the State of Ohio and a wholly owned subsidiary of Cortland Bancorp, will administer the Plan.

From time to time, Cortland Bancorp may appoint independent agents to execute purchases of Common Stock on behalf of the Plan. The agents will be registered broker-dealers. They will not be affiliates of Cortland Bancorp or The Cortland Savings and Banking Company. Neither Cortland Bancorp nor the Cortland Savings and Banking Company will have control over when, or at what prices, the agents may purchase the common stock of Cortland Bancorp. Shares purchased by the agents for the Plan are held as treasury shares on the books of Cortland Bancorp.

The Cortland Savings and Banking Company will keep records, maintain accounts, provide statements of account, distribute share certificates and perform all other duties relating to administration of the Plan.

ELIGIBILITY: In general, all shareholders of record are eligible to participate in the Plan. A holder of record is a person who owns shares of our Common Stock registered in his or her name on our records. A shareholder whose stock is registered in the name of another person, such as a broker or nominee, and who wishes to participate in the Plan must either make appropriate arrangements for that person to participate on behalf of the shareholder or become a holder of record by having his or her shares transferred to his or her own name.

Cortland Bancorp has determined that compliance with the laws and/or regulations of certain States is prohibitively expensive. As a result, the Plan may not be available to shareholders residing in certain States or to shareholders unwilling to certify his or her

State of residence. All participating shareholders must agree to notify Cortland Bancorp of any change of residence.

ENROLLMENT: To enroll in the Plan, all registered owners of the common shares must sign the SHAREOWNER AUTHORIZATION FORM. If you choose to participate in the Plan, all of your dividends must be reinvested.

A shareholder whose stock is registered in the name of another person, such as a broker or nominee, and who wishes to participate in the Plan must either make appropriate arrangements for that person to participate on behalf of the shareholder or become a holder of record by having his or her shares transferred to his or her own name.

In order for your dividends to be reinvested, your SHAREHOLDER AUTHORIZATION FORM must be received by the date of record. The date of record is determined by The Board of Directors and is normally several weeks prior to the dividend payment date. If your authorization form is received after the date of record, the current dividend will be paid to you by check or direct deposit and your participation in the Plan will begin with the next dividend.

We do, however, reserve the right to delay participation in the Plan if we are doing so to ensure compliance with state securities laws.

In addition, The Board of Directors of Cortland Bancorp may suspend the Plan as long as the participants are given 30 days notice of the suspension. They may also reinstate the Plan with 30 days notice.

OPTIONAL CASH CONTRIBUTIONS: The Board of Directors of Cortland Bancorp may, from time to time, accept Optional Cash Contributions to purchase additional Common Shares of Cortland Bancorp in accordance with the Plan. If the participants will be eligible to make an Optional Cash Contribution, they will be notified by mail 30 days before the Bank begins accepting the contributions. The minimum and maximum dollar amount for the period will be defined in the notice. The Optional Cash Contribution period, including the first and last day that the Bank will accept the contributions, will also be explained in detail in the notice. No interest will be paid on cash contributions before they are invested. Although Optional Cash Contributions may be accepted and credited to your account prior to the date of record, the shares will not be purchased until the dividend pay date. Therefore, the shares purchased with Optional Cash Contributions will not receive the current dividend. Shares purchased will be held on account and future dividends will be reinvested.

Participants have no obligation to make Optional Cash Contributions. Optional Cash Contributions will be returned if a written request is received five business days prior to the dividend pay date. Optional Cash Contributions received later than five business days prior to the dividend pay date may be returned at the option of the Corporation.


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

The shares purchased through the Optional Cash Contribution portion of the Plan will be reported to participants on the Statement of Account. Statements of Account are mailed so that they reach the participants as close to the dividend pay date as possible. Since the Company has no control over the mail, the date of receipt is not guaranteed.

If you have received a notification that The Board of Directors of Cortland Bancorp has authorized the purchase of Common Shares through the Optional Cash Contribution portion of the Dividend Reinvestment Plan, and you would like to make an Optional Cash Contribution, please enclose a check or money order with a completed form granting SHAREHOLDER AUTHORIZATION FOR OPTIONAL CASH CONTRIBUTION. Both should be mailed to the Investor Relations Department, Cortland Savings and Banking Company, P.O. Box 98, Cortland, Ohio, 44410.

Notice will only be sent if Optional Cash Contributions are being accepted. If you do not receive a notice, Optional Cash Contributions will not be accepted.

AUTHORIZATION FORMS: The SHAREHOLDER AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT authorizes the Bank to invest the shareholder's cash dividends in shares of Common Stock. Dividends are paid on whole and fractional shares and will be used to purchase both whole and fractional shares.

As long as THE SHAREHOLDER AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT is received by the Date of Record, dividend reinvestment will begin on the dividend pay date immediately following receipt. If THE SHAREHOLDER AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT is not received by the Date of Record, dividends paid on the dividend pay date immediately following receipt will be paid by check or direct deposit, and dividend reinvestment will begin with the next dividend.

If your shares are currently held in a brokerage account, before you can complete THE SHAREHOLDER AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT, you must request that the broker issue the shares to you.

THE SHAREHOLDER AUTHORIZATION FORM FOR OPTIONAL CASH CONTRIBUTION authorizes the Bank to invest the funds, presented with the form, in additional shares of Common Stock. The funds will be used to purchase both whole and fractional shares.

All shares purchased in accordance with the Plan will be held and reported to the shareholder on the Statement of Account.

A REQUEST FOR SAFEKEEPING and your certificated shares will authorize the bank to hold your shares. Participation in the Plan is not a requirement for safekeeping of shares. The bank reserves the right to charge a reasonable fee, determined by management, for the safekeeping of shares.


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

DATE OF RECORD: The Date of Record for determining shareholders entitled to receive dividends on the Common Stock is established by Cortland Bancorp's Board of Directors each dividend period. The Dates of Record are usually in the months of March, June, September and December. However, the Dates of Record may vary, and months other than March, June, September and December may be selected. In order to minimize the possibility of missing the Date of Record, it is suggested that THE SHAREHOLDER AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT be delivered to the Bank by the first of March, June, September or December.

PAYMENT OF DIVIDENDS BY CORTLAND BANCORP TO THE CORTLAND SAVINGS AND BANKING
COMPANY: On or before the date of dividend distribution established by the Board of Directors of Cortland Bancorp, the Corporation will pay to Cortland Savings and Banking Company, as Plan Administrator, all dividends on whole and fractional shares held by participants in the Plan on the Date of Record.

PURCHASE OF SHARES: The Shares of Common Stock purchased through dividend reinvestment will be acquired directly from the Cortland Bancorp. The shares may be either authorized but previously unissued shares or shares held in Cortland Bancorp's treasury or a combination of both.

Cortland Bancorp's treasury shares are typically shares acquired through stock repurchase programs. Such shares will be purchased through selected brokers acting as agents independent of Cortland Bancorp and Cortland Savings and Banking Company.

PRICE OF SHARES: The purchase price of the Common Stock of Cortland Bancorp will be determined by averaging the "bid" and "ask" price for 10 business days. The calculation period will begin 20 business days before the dividend pay date and end 10 business days before the dividend pay date.

                  EXAMPLE:
                  Dividend Pay Date - January 2, 2001
                  Average "bid" and "ask":
                      December 1, 2000 through December 15, 2000

The average "bid" and "ask" price will be provided by one of the major stock quoting Internet Sites such as www.bloomberg.com, www.yahoo.com or www.msn.com. If there is not a "bid" and/or "ask" during the above described period, we will use the weighted average share price of all shares traded beginning the first business day after the last dividend pay date and ending 10 business days before the current dividend pay date.

ALLOCATION OF SHARES: Shares of the Corporation's Common Stock purchased with reinvested dividends or optional cash contributions will be credited to the participant's account on the dividend pay date. Your account will be credited with shares, including fractions computed to three decimal places, equal to your cash dividend and optional cash contribution divided by the Plan's purchase price, also computed to three decimal places.

COST OF PARTICIPATION: Presently, there are no service charges to participants for purchases through the Plan. The Corporation reserves the right to assess and charge in the future, but will not do so without providing participants at least 30 days advance notice.

REPORTS TO PARTICIPANTS: Each participant will receive a statement of account on or reasonably near the dividend pay date. The statement will include the dividends paid (per share and cumulative); the date of record and the pay date; purchase price per share; record date of shares on which the dividends were calculated; and total shares held both before and after the dividend period. These statements should be kept for income tax purposes. Participants will receive IRS Forms necessary for reporting dividend income received.

Each participant will also receive a current Prospectus and notice of any Plan amendments. Shareholders participating in dividend reinvestment will receive all communications including an annual report, notice of annual meeting, proxy statement and any quarterly or special reports and notices.

CERTIFICATES ISSUED TO PARTICIPANTS: THE BANK, AS PLAN ADMINISTRATOR, WILL HOLD ALL SHARES PURCHASED THROUGH THE PLAN. Shareholders participating in the Plan will receive a Statement of Account detailing their holdings. If at any time a shareholder would like a certificate for all or a portion of the whole shares held in the Plan, they must submit a written request and payment in the amount of $20.00 per certificate. This fee is determined by management and may be changed. We will, however, transfer shares from one Plan account to another Plan account at no cost to either participant.

Upon termination of participation in the Plan, a certificate for all whole shares will be issued. Fractional shares will be liquidated and paid by check. The per share price used to liquidate fractional shares will be the most recent dividend reinvestment price. Shareholders will not be charged for the issuance of a certificate as a result of Plan termination. Once a shareholder has terminated participation in the Plan and a certificate has been issued, they may not reenter the Plan for one year.

SAFEKEEPING OF SHARES: The bank will provide safekeeping of share certificates, as an option, to all shareholders. To have share certificates held in safekeeping, a participant must complete a REQUEST FOR SAFEKEEPING and return with the shareholder's certificates and payment to:

                  Investor Relations Officer
                  Cortland Savings and Banking Company
                  194 West Main Street
                  Cortland, Ohio 44410

STOCK DIVIDENDS, STOCK SPLITS AND RIGHTS OFFERINGS: Any stock dividends or stock splits of Cortland Bancorp stock, whether held in the participant's account or by the participant in certificate form, will be credited to the participant's account. Participation in any rights offering will be based upon both the shares registered in Participants' names and the shares (including fractional interests) credited to participants' Plan accounts.

VOTING OF SHARES: In connection with any matter requiring the vote of Cortland Bancorp shareholders, Plan participants will receive proxy ballots allowing them to vote all of their Common Shares, whether held in certificate form or in the Plan, including fractions of a Common Share.

PLEDGING OR SELLING OF SHARES HELD IN THE PLAN: A participant who wishes to pledge or sell shares held in his or her account must request the withdrawal of such shares, and pay the fee required to certificate the shares.

TAXATION OF DIVIDENDS: The reinvestment of dividends does not relieve the participant of any taxes which may be payable on such dividends. For federal income tax purposes, a participant will be treated as having received the cash dividend and subsequently having applied the dividend toward the purchase of shares in accordance with the Plan.

The tax basis of the shares acquired under the Plan will be the actual purchase price. The issuance of a certificate for the whole shares held in the Plan is not a taxable event. However, a participant who as a result of Plan termination receives a cash payment for a fractional share, may realize a gain or loss. This information, in addition to the dividends paid, will be reported to the Internal Revenue Service and to the participant.

If a participant is subject to backup withholding, the Bank will apply the dividend, after the tax required to be withheld has been subtracted, towards the purchase of Common Shares. The amount of tax withheld, dividends received and cash resulting from fractional share liquidation will be reported to the Internal Revenue Service as well as to the participant.

We do not intend this discussion to be a complete explanation of all of the federal income tax consequences of participating in the Plan. If you participate in the Plan, you should consult your personal tax advisor to determine the Plan's particular tax consequences to you, including the application and effect of state and local taxes, and any changes in the tax laws from the date of this Prospectus.

TERMINATION OF PARTICIPATION: A participant may terminate participation in the Plan at any time by issuing written instructions to that effect to:

                  Investor Relations Officer
                  The Cortland Savings and Banking Company
                  194 West Main Street
                  Cortland, Ohio 44410
                  (330) 637-8040

If your notice of termination is received less than 10 business days prior to a cash dividend pay date, that cash dividend will be reinvested. Your account will then be terminated, and all subsequent cash dividends will be paid to you by check. If your written notice of termination is received more than 10 days prior to a cash dividend pay date, reinvestment of dividends will be terminated within three days of receipt of notice. Following termination, the Bank will send to the participant a certificate for all whole shares in the participant's account. Fractional shares credited to the terminated account will be paid by check. The per share price for the fractional liquidation will be the price paid for shares in the Plan on the most recent dividend pay date.

There presently is no charge for Plan termination but once participation has been terminated, the participant may not reenter the Plan for one full year. If the Corporation ever decides to initiate any such charges, participants will be provided with a minimum of 30 days advance notice.

The Board of Directors of Cortland Bancorp may suspend or reinstate the Plan at any time with 30 days written notice to participants.

COMMON SHARES: The Corporation is authorized to issue 20,000,000 Common Shares. The shares do not have any par value. On September 15, 2000 there were 3,774,654 shares issued and 3,686,127 shares outstanding.


USE OF PROCEEDS: The Company cannot estimate the number of Common Shares that will be purchased through the Plan nor can we estimate the price at which the Common Shares will be offered.

The proceeds from the sale of the Common Shares will be used for general corporate purposes.

LIMITATION OF LIABILITY: Neither Cortland Bancorp nor Cortland Savings and Banking Company shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to this Agreement; nor shall they have any duties, responsibilities, or liabilities except those expressly set forth herein; they shall not be liable for any act done in good faith or for any good faith omission to act.

Our Articles of Incorporation, as well as the Statutes of the State of Ohio, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the securities Act and is, therefore, unenforceable.

AMENDMENT OF PLAN: This Agreement may be amended, supplemented or terminated by Cortland Bancorp or the Cortland Savings and Banking Company at any time by delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement, or termination. Any amendment or supplement shall be deemed to be accepted by the participant unless, prior to its effective date, Cortland Savings and Banking Company receives written notice of termination of the participant's account.

GOVERNING LAW: The Authorization Form signed by the participant and the participant's account shall be governed by and construed in accordance with the laws of the State of Ohio and the Rules of the Securities and Exchange Commission. This agreement cannot be changed orally.

EXPERTS: The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, which have been incorporated by reference into this Prospectus, have been audited by Packer Thomas, independent accountants, as stated in their report included in the Annual Report, and have been incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

Documents that we have not yet filed and that we have incorporated by reference into this prospectus will include financial statements, related schedules (if required) and auditors' reports. Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports and, to the extent so audited and for which consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firms as experts in accounting and auditing.

                                CORTLAND BANCORP.
            SHAREHOLDER AUTHORIZATION FORM FOR DIVIDEND REINVESTMENT

(For current shareholders only.)

I would like to reinvest cash dividends paid on ALL of the shares of Common Stock of record held by me or credited to me under the Plan, for the purchase of additional shares of Common Stock.

I confirm that I am the record holder of all of the shares of Cortland Bancorp Common Stock for which this authorization is made and that my principal residence is in the state shown below. I will promptly notify the Administrator if my state of residence changes.

I understand that I may revoke this authorization by notifying the Administrator in writing of my desire to terminate my participation.

                   ------------------------------------------
                            Shareholder Name (print)

                   ------------------------------------------
                         Joint Shareholder Name (print)

                   ------------------------------------------
                                     Address

                   ------------------------------------------
                            City, State and Zip Code

                   -------------------------------------------
                              Shareholder Signature

                   -------------------------------------------
                           Joint Shareholder Signature

                   -------------------------------------------
                                      Date

                                CORTLAND BANCORP.
                             REQUEST FOR SAFEKEEPING

I request and instruct The Cortland Savings and Banking Company to safe keep the stock certificate(s), which are submitted with this Authorization Form.

A Request For Safekeeping does not automatically enroll the participant in the Dividend Reinvestment Plan. Unless a Shareholder Authorization Form for Dividend Reinvestment is completed, dividends will be paid by check.

                   ------------------------------------------
                            Shareholder Name (print)

                   ------------------------------------------
                         Joint Shareholder Name (print)

                   ------------------------------------------
                                     Address

                   ------------------------------------------
                            City, State and Zip Code

                   -------------------------------------------
                              Shareholder Signature

                   -------------------------------------------
                           Joint Shareholder Signature

                   -------------------------------------------
                                      Date

                The stock certificates submitted are as follows:

         Certificate Number                           Number of Shares
         ------------------                           ----------------

-----------------------------                      -----------------------------
-----------------------------                      -----------------------------
-----------------------------                      -----------------------------
-----------------------------                      -----------------------------

                                CORTLAND BANCORP.
          SHAREOWNER AUTHORIZATION FORM FOR OPTIONAL CASH CONTRIBUTION

If you are eligible to make an Optional Cash Contribution, you will be notified by mail 30 days before the Bank begins accepting the contributions. The minimum and maximum dollar amount will be defined in the notice. The dates on which we will accept the contributions will be explained in detail in the notice. No interest will be paid on any contribution before the funds are invested. The shares will not be purchased until the dividend pay date and, therefore, will not receive the current dividend. Shares purchased will be held on account and future dividends will be reinvested.

The undersigned shareholder represents that he/she is the legal owner of certain shares of Common Stock of Cortland Bancorp registered in his/her name on the books of the corporation, and authorizes Cortland Savings and Banking Company to invest the contributed optional cash amount into participating shares of the Dividend Reinvestment Plan.

DOLLAR AMOUNT OF OPTIONAL CASH CONTRIBUTION $ _______________


                   ------------------------------------------
                            Shareholder Name (print)

                   ------------------------------------------
                         Joint Shareholder Name (print)

                   ------------------------------------------
                                     Address

                   ------------------------------------------
                            City, State and Zip Code

                   -------------------------------------------
                              Shareholder Signature

                   -------------------------------------------
                           Joint Shareholder Signature

                   -------------------------------------------
                                      Date

Please mail this form and your check to Cortland Savings and Banking Company, Investor Relations Department, 194 West Main Street, Cortland, Ohio, 44410, prior to the final date specified in the notice of Optional Cash Contribution.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

                  The Exhibits filed pursuant to this Item in relation to this Amendment immediately follow the Exhibit Index.

  EXHIBIT
   NUMBER             EXHIBIT                 LOCATION
   ------             -------                 --------

        23       Consent of Packer Thomas     Included herewith

        24       Powers of Attorney           Incorporated herein by reference
                                              to Registrant's Registration
                                              Statement on Form S-3 filed on
                                              May 15, 1998 (Registration
                                              No. 33-52823), Exhibit 24

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Cortland, State of Ohio, on October 10, 2000.

                                CORTLAND BANCORP

                              By:/s/Rodger W. Platt
                                -------------------
                               Rodger W. Platt
                               Chairman of the Board and President

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                             Date
---------                         -----                             ----

/s/Rodger W. Platt                Chairman of the Board,       October 10, 2000
------------------                Principal Executive Officer
Rodger W. Platt

Lawrence A. Fantauzzi             Principal Financial Officer
                                  Controller                         *

David C. Cole*                    Director                           *

George C. Gessner*                Director                           *

William A. Hagood*                Director                           *

James E. Hoffman, III*            Director                           *

Richard L. Hoover*                Director                           *

K. Ray Mahan*                     Director                           *

Timothy K. Woofter*               Director                           *



By: */s/ Rodger W. Platt
------------------------
   Rodger W. Platt,
   Attorney-in-Fact


Date: October 10, 2000